UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 1, 2010

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 1, 2010, upon the recommendation of Chairman of the Board and President of Leucadia National Corporation (the “Company”) and the Company’s Compensation Committee, the Board of Directors authorized the Company to enter into an agreement with Mr. Justin R. Wheeler, a Vice President and named executive officer of the Company.  The agreement provides that Mr. Wheeler will be entitled to receive a payment of $2,500,000 (the “Payment”) if at anytime during the five year period expiring March 1, 2015, a “Change of Control” (defined as occurring if neither Mr. Cumming nor Mr. Steinberg is the Chief Executive Officer of the Company) occurs, so long as Mr. Wheeler is an executive officer of the Company at that time.

A copy of the form of the agreement is filed herewith as exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

(c)           Exhibits

10.1           Form of Letter Agreement, dated March 1, 2010, between the Corporation and Justin R. Wheeler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010

LEUCADIA NATIONAL CORPORATION

	By:	/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	Vice President and Chief Financial Officer

US_ACTIVE:\43315545\02\76830.0146

Exhibit Index

Item 9.01.                      Financial Statements and Exhibits

(c)           Exhibits

10.1           Form of Letter Agreement, dated March 1, 2010, between the Corporation and Mr. Wheeler.